EXHIBIT D

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (as may be amended or modified from time to time, this “Agreement”) is made and entered into as of [•] by and among Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), and InvaGen Pharmaceuticals Inc., a New York corporation (“Buyer”).

WHEREAS, the Company and Buyer entered into that certain Stock Purchase and Merger Agreement, dated as of November 12, 2018 (the “SPMA”); and

WHEREAS, in connection with the execution and delivery of the SPMA and the consummation of the transactions contemplated thereby, the Company has agreed to grant Buyer certain registration rights as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Definitions

Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the SPMA.

“Agent” means the principal placement agent on an agented placement of Registrable Securities.

“Automatic Shelf Registration Statement” shall have the meaning specified in Rule 405 under the Securities Act.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including any “free writing prospectus” (as defined in Rule 405 of the Securities Act) and any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means the Common Shares and any Securities into which the Common Shares may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company, held by the Buyer (whether now held or hereafter acquired, and including any such Securities received by the Buyer upon the conversion or exchange of, or pursuant to such a transaction with respect to, other Securities held by the Buyer). As to any particular Registrable Securities, such Securities shall cease to be Registrable Securities on the earliest to occur of: (a) the date on which a Registration Statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been sold, transferred or disposed of in accordance with such Registration Statement; (b) the date on which such Registrable Securities shall have ceased to be outstanding; (c) any date on which Company counsel delivers a written opinion of counsel, which shall be in a form reasonably satisfactory to Buyer’s counsel, to the effect that such Buyer’s Registrable Securities are eligible for sale without registration pursuant to Rule 144 (or any successor provision) under the Securities Act and without volume limitations or other restrictions on transfer thereunder; or (d) the date on which such Registrable Securities have been sold to a third party and all transfer restrictions and restrictive legends with respect to such Registrable Securities are removed upon the consummation of such sale.

“Registration Statement” means any registration statement filed by the Company with the SEC in compliance with the Securities Act for a public offering and sale of the Common Shares or other securities of the Company, including the Prospectus, amendments and supplements to such Registration Statement, including pre- and post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement (other than a registration statement (i) on Form S-4 or Form S-8 or any successor form to Form S-4 or Form S-8 or in connection with any employee or director welfare, benefit or compensation plan, (ii) covering only Securities proposed to be issued in exchange for Securities or assets of another entity, (iii) in connection with an exchange offer or an offering of Securities exclusively to existing Security holders of the Company or its subsidiaries, (iv) relating to a transaction pursuant to Rule 145 of the Securities Act, (v) for an offering of debt that is convertible into equity Securities of the Company, or (vi) solely for a dividend reinvestment plan).

“Securities” means capital stock, limited partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Shelf Registration Statement” means a Registration Statement on Form S-3 or another appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

“Transfer” means and includes the act of selling, giving, transferring, creating a trust (voting or otherwise), assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security or any transfer upon any merger or consolidation) (and correlative words shall have correlative meanings); provided, however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a Transfer.

“Underwriters’ Representative” means the managing underwriter, or in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters’ Representative by the co-managers.

“WKSI” shall mean a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

Section 2. Registration Rights

(a)   Shelf Registrations. At any time and from time to time on or after the First Stage Closing, the Buyer may deliver to the Company a written notice (a “Shelf Registration Notice”) requiring the Company to prepare and file with the SEC a Shelf Registration Statement with respect to resales of some or all Registrable Securities by the Buyer.  As promptly as practicable after receiving the Shelf Registration Notice, but in no event more than 45 days following receipt of such notice, the Company shall file with the SEC a Shelf Registration Statement covering all requested Registrable Securities and, unless such Shelf Registration Statement shall become automatically effective, the Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective by the SEC for all of the Registrable Securities covered thereby as promptly as practicable following delivery of the Shelf Registration Notice (if it is not an automatically effective Shelf Registration Statement). To the extent the Company is a WKSI at the time that the Shelf Registration Statement is to be filed, the Company shall file an automatic Shelf Registration Statement which covers such Registrable Securities. The Company agrees to use commercially reasonable efforts to keep the Shelf Registration Statement (or a successor Registration Statement filed with respect to the Registrable Securities) continuously effective (including by filing a new Shelf Registration Statement if the initial Shelf Registration Statement expires) in order to permit the Prospectus forming a part thereof to be lawfully delivered and the Shelf Registration Statement useable for resale of the Registrable Securities, so long as there are any Registrable Securities outstanding (the “Shelf Effectiveness Period”).

(b)   Shelf Offerings.  In the event of the termination of the SPMA following the First Stage Closing, and at any time thereafter during the Shelf Effectiveness Period, the Buyer may deliver to the Company a written notice (“Shelf Offering Notice”) requiring the Company to facilitate a “takedown” of Registrable Securities off of the Shelf Registration Statement (“Shelf Offering”).  As promptly as reasonably practicable upon receipt of the Shelf Offering Notice, the Company shall use commercially reasonable efforts to facilitate such a “takedown” by amending or supplementing the Prospectus related to the Shelf Registration Statement as may be reasonably requested by the Buyer and taking other actions contemplated by Section 3.1 that may be applicable to such Shelf Offering.

(c)   Non-Shelf Demand Registration. At any time and from time to time, if the Company has not effected or is not diligently pursuing a Shelf Registration Statement pursuant to Section 2(a) or the Company is not eligible to file a Shelf Registration Statement or the Shelf Registration Statement filed pursuant to Section 2(a) shall cease to be effective, the Buyer may deliver to the Company a written notice (a “Non-Shelf Demand Registration Notice”) informing the Company that the Buyer requires the Company to register for resale some or all of such Buyer’s Registrable Securities (a “Non-Shelf Demand Registration”). Upon receipt of the Non-Shelf Demand Registration Notice, the Company will use commercially reasonable efforts to file with the SEC as promptly as practicable after receiving the Non-Shelf Demand Registration Notice, but in no event more than 45 days following receipt of such notice, a Registration Statement covering all requested Registrable Securities (the “Non-Shelf Demand Registration Statement”), and agrees to use commercially reasonable efforts to cause the Non-Shelf Demand Registration Statement to be declared effective by the SEC as soon as reasonably practicable following the filing thereof. The Company agrees to use reasonable efforts to keep any Non-Shelf Demand Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) for a period of not less than 120 days (“Minimum Effective Period”).

(d)   All offers and sales by the Buyer under a Non-Shelf Demand Registration Statement shall be completed within the period during which such Non-Shelf Demand Registration Statement remains effective and not the subject of any stop order, injunction or other order of the SEC. Upon notice that such Non-Shelf Demand Registration Statement is no longer effective, the Buyer will not offer or sell the Registrable Securities under the Non-Shelf Demand Registration Statement.

(e)    Neither the Company nor any stockholder of the Company (other than the Buyer) may include securities in any offering requested under Section 2 of this Agreement.

(f)   Underwritten Offerings. If any registration or offering pursuant to this Section 2 involves an underwritten offering (whether on a “firm,” “best efforts” or “all reasonable efforts” basis or otherwise), or an agented offering, the Buyer shall have the right to select the counsel representing the Buyer in such registration or offering, the underwriter or underwriters and manager or managers to administer such underwritten offering or the placement agent or agents for such agented offering.

Section 3. Additional Obligations of the Company and the Buyer

3.1   Obligations of the Company. When the Company is required to effect the registration of any Registrable Securities or facilitate or effect any offering pursuant to Section 2 of this Agreement, the Company shall:

(a)   use commercially reasonable efforts to (i) register or qualify the Registrable Securities within a reasonable time after the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as the Buyer may reasonably request in writing, (ii) keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement, (iii) cooperate with the Buyer and the underwriters or Agents, if any, and their respective counsel in connection with any filings required to be made with FINRA or other applicable regulatory authorities, and (iv) to do any and all other similar acts and things that may be reasonably necessary or advisable to enable the Buyer to consummate the disposition of the Registrable Securities in each such jurisdiction; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction as a foreign corporation or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to so qualify or register but for this Agreement, (B) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (C) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject;

(b)   promptly notify the Buyer of the receipt, and provide copies to the Buyer, of any comments or other correspondence from staff of the SEC with respect to any Registration Statement, and promptly respond to such comments (subject to Section 3.1(n)) and provide copies of such responses to the Buyer;

(c)    as promptly as practicable, prepare and file with the SEC, if necessary, such amendments and supplements to the Registration Statement and the Prospectus used in connection with such Registration Statement or any document incorporated therein by reference or file any other required document as may be necessary to cause or maintain the effectiveness of such Registration Statement for so long as such Registration Statement is required to be kept effective and to comply with the provisions of the Securities Act and the rules thereunder with respect to the disposition of all securities covered by such Registration Statement and the instructions applicable to the registration form used by the Company;

(d)   in the event that any Registrable Securities included in a Registration Statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to maintain the effectiveness of such Registration Statement, file a post-effective amendment to the Registration Statement for the purpose of removing such securities from registered status;

(e)   furnish, without charge, to the Buyer such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits, but excluding any documents to be incorporated by reference therein that are publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”)), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act as the Buyer or any underwriter or Agent may reasonably request for use in and in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Buyer;

(f)    if a disposition of Registrable Securities takes the form of an underwritten or agented offering, any “bought deal” or block trade, promptly enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and promptly take all other customary actions at such times as customarily occur in similar registered offerings in order to facilitate the disposition of such Registrable Securities and in connection therewith, including:

(i)     make such representations and warranties to the Buyer and the underwriters, if any, in form, substance and scope as are customarily made by issuers in similar underwritten offerings;

(ii)    obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Buyer and the Underwriter’s Representative or Agent, if any) addressed to the Buyer and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by the Buyer and the lead managing underwriter, and the Company shall furnish to the Buyer a signed counterpart of any such legal opinion;

(iii)   obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the Buyer, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings, and the Company shall furnish to the Buyer a signed counterpart of any such comfort letter; and

(iv)   use commercially reasonable efforts to obtain executed lock-up agreements from the officers and directors of the Company and from the holders of more than 5% of the Company’s equity securities (who are, or whose associated persons are, bound by the Company’s insider trading policy), if requested by the underwriters for such time periods as the underwriters may reasonably request.

(g)   promptly notify the Buyer: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(h)   use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or suspending the qualification or exemption from qualification under state securities or “blue sky” laws, and, if any such order suspending the effectiveness of a Registration Statement or suspending the qualification or exemption from qualification under state securities or “blue sky” laws is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment (and shall provide the Buyer with prompt notice thereof);

(i)     after the filing of a Registration Statement and thereafter until the expiration of the period during which the Company is required to maintain the effectiveness of the applicable Registration Statement as set forth in the applicable Sections above, promptly notify the Buyer: (i) of the existence of any fact of which the Company is aware or the happening of any event which has resulted in (A) the Registration Statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading or (C) the representations and warranties of or relating to the Company contained in any agreement for the sale of any Registrable Securities under a Registration Statement ceasing to be true and correct in any material respect and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or required or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to any event described in either of clauses (i) or (ii) of this Section 3.1(i), at the request of the Buyer, the Company shall promptly prepare and file with the SEC a post-effective amendment to the Registration Statement or a supplement to the Prospectus and furnish to the Buyer a reasonable number of copies of such post-effective amendment or supplement or file any other required document so that (x) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (y) such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)    in the event that the Common Shares are listed on a national securities exchange, use commercially reasonable efforts to cause all such Registrable Securities to be listed, and to maintain the listing of such Registrable Securities, on the national securities exchange on which the Common Shares are then listed and cause to be satisfied all requirements and conditions of such securities exchange to the listing or quoting of such securities that are reasonably within the control of the Company including registering the applicable class of Registrable Securities under the Exchange Act, if appropriate, and using commercially reasonable efforts to cause such registration to become effective pursuant to the rules of the SEC in accordance with the terms hereof;

(k)   if requested by the Buyer during the offering of Registrable Securities, incorporate in a prospectus supplement or post-effective amendment such information concerning the Buyer or the intended method of distribution as the Buyer reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Registration Statement, including information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering;

(l)    make available to its stockholders, as soon as practicable but no later than 90 days following the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of each Registration Statement filed pursuant to this Agreement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m)  make the Company’s executive officers available for customary presentations to investors to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon (including to the extent customary, senior management participation in due diligence calls with the underwriters (or Agent) and their counsel and, in the case of any marketed underwritten offering, participation in any road show as reasonably requested by the lead managing underwriters for such offering), and provide the Buyer, the underwriters and their respective counsel, accountants and other advisors (the “Inspectors”) reasonable access to its books and records as shall be reasonably requested in order to conduct a reasonable due diligence investigation within the meaning of the Securities Act with respect to any applicable Registration Statement; provided, that such Inspectors agree to keep such information confidential (subject to customary exceptions) unless the disclosure of such information is necessary to avoid or correct a misstatement or omission in such Registration Statement;

(n)   in connection with the preparation and filing of any Registration Statement, Prospectus, any amendments or supplements thereto, and any other written communications with the SEC with respect thereto, (i) give the Buyer, the underwriters or Agent (if applicable) and their respective counsels the opportunity to review and provide comments on such Registration Statement, each Prospectus included therein or filed with the SEC, each amendment thereof or supplement thereto, and any other written communications with the SEC with respect thereto, (ii) fairly and in good faith consider such comments in any such documents prior to the filing thereof as the counsel to the Buyer or underwriters may reasonably request, and (iii) make available such of the Company’s representatives as shall be reasonably requested by the Buyer or any underwriter for discussion of such documents;

(o)   provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(p)   cooperate with the Buyer to facilitate the timely delivery, preparation and delivery of certificates (or evidence of direct registration), with requisite CUSIP numbers, representing Registrable Securities to be sold;

(q)   to the extent the Company is a WKSI during the period in which this Agreement is in effect, use commercially reasonable efforts to take such actions as under its control to remain a WKSI and not become an ineligible issuer during the period when any Registration Statement remains in effect; and

(r)    take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities included in each such registration.

Section 4. Indemnification; Contribution

4.1  Indemnification by the Company. The Company agrees to indemnify and hold harmless the Buyer and each Person, if any, who controls the Buyer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their partners, members, officers, directors, employees, agents, advisors or representatives, as follows:

(a)   against any and all loss, liability, claim, damage, action, cost, judgment and expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), as incurred, arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any other violation or alleged violation by the Company (or any of its Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, relating to a Registration Statement, Prospectus or amendment or supplement thereto filed in accordance with this Agreement.

(b)   against any and all loss, liability, claim, damage, action, cost, judgment and expense whatsoever (including reasonable fees, expenses and disbursements of attorneys and other professionals), as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

(c)   against any and all cost or expense whatsoever, as incurred (including reasonable fees, expenses and disbursements of attorneys and other professionals), reasonably incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, or investigation or proceeding by any third party or governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Sections 4.1(a) or 4.1(b) above;

provided, however, that the indemnity provided pursuant to this Section 4.1 does not apply to the Buyer with respect to any loss, liability, claim, damage, action, cost, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in good faith reliance upon and in conformity with written information furnished to the Company by the Buyer expressly for use in the Registration Statement (or any amendment thereto) or a Prospectus (or any amendment or supplement thereto), to the extent incorporated therein.

4.2  Indemnification by Buyer. The Buyer agrees to indemnify and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed a Registration Statement), and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, solely with respect to information provided by the Buyer referred to in the proviso to this Section 4.2, as follows:

(a)   against any and all loss, liability, claim, damage, action, cost, judgment and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Securities of the Buyer were registered under the Securities Act, including all documents incorporated therein by reference, or in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)   against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Buyer; and

(c)   against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing, defending against or participating in (as a witness or otherwise) any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Sections 4.2(a) or 4.2(b) above;

provided, however, that the indemnity provided pursuant to this Section 4.2 shall only apply with respect to any loss, liability, claim, damage, action, cost judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in good faith reliance upon and in conformity with written information furnished to the Company by the Buyer expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), to the extent incorporated therein. Notwithstanding the provisions of this Section 4.2, the Buyer and any permitted assignee shall not be required to indemnify the Company, its officers, directors or control persons with respect to any amount in excess of the amount of the total net proceeds to the Buyer or such permitted assignee, as the case may be, from sales of the Registrable Securities of the Buyer under the Registration Statement or Prospectus, as applicable, that is the subject of the indemnification claim.

4.3   Conduct of Indemnification Proceedings. An indemnified party hereunder shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 4.1 or 4.2 above, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Section 4.1 or 4.2 above and the contribution obligation provided in Section 4.4 below. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the indemnified party unless such settlement, compromise or consent secures the unconditional release of the indemnified party and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party; and provided, further, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party (or in the situation where the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 Business Days after receiving notice from the indemnified party that the indemnified party believes the indemnifying party has failed to do so), then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one additional firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party, not to be unreasonably withheld, delayed or conditioned. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

4.4  Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 4.1 and 4.2 above is for any reason held to be unenforceable by a court of competent jurisdiction to any indemnified party although applicable in accordance with its terms, the Company and the Buyer shall contribute to the aggregate losses, liabilities, claims, damages, actions, costs, judgments and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Buyer, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Buyer on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, actions, costs, judgments or expenses. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by the indemnifying party or the indemnified party (and, with respect to Buyer, only written information expressly provided for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), to the extent incorporated therein), and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.4, the Buyer shall not be required to contribute any amount in excess of the amount that it would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.2 had been available under the circumstances.

Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.4, each Person, if any, who controls the Buyer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of their partners, members, officers, directors, employees, agents or representatives, shall have the same rights to contribution as the Buyer, and each director of the Company, each officer of the Company who signed a Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

In addition, no Person shall be obligated to contribute hereunder for any amounts in payment for any settlement of any action or claim, effected without such Person’s written consent, which shall not be unreasonably withheld.

4.5   Survival. The indemnification and contribution provisions in this Section 4 shall be a continuing right and shall survive the registration and sale of any securities by any Person entitled to indemnification or contribution, as applicable hereunder, and the expiration or termination of this Agreement.

Section 5. Registration Expenses

The Company shall pay all expenses incident to the performance by the Company of its registration obligations under Sections 2 and 3 above, including (i) all expenses incurred in connection with the preparation, printing and distribution of any Registration Statement and Prospectus and all amendments and supplements thereto, (ii) SEC and state securities registration, listing and filing fees, (iii) all fees and expenses of complying with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the Buyer in connection with “blue sky” qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions), (iv) all FINRA fees and fees of any applicable stock exchange, (v) fees and disbursements of counsel for the Company and fees and expenses for the independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters), (vi) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (vii) the fees and expenses of any Person, including special experts, retained by the Company in connection with the preparation of any Registration Statement; and (viii) the fees and disbursements of counsel representing the Buyer registering Registrable Securities pursuant to the Registration Statement and/or participating in the offering, as applicable. The Buyer shall be responsible for the payment of any brokerage and sales commissions, fees and disbursements of the Buyer’s accountants and other advisors (other than legal counsel to the Buyer), and any transfer taxes relating to the sale or disposition of the Registrable Securities by the Buyer pursuant to this Agreement. The Company shall have no obligation to pay any other costs or expenses incurred by the Buyer, including underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Buyer thereof, which underwriting discounts or selling commissions shall be borne by the Buyer. In addition, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriters, pro rata, in proportion to the respective amount of shares each sells in such offering.

Section 6. Rule 144 Compliance

The Company shall use commercially reasonable efforts to file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. The Company shall use commercially reasonable efforts to make and keep current public information available as specified in paragraph (c) of Rule 144 (or any successor rule) promulgated under the Securities Act. The Company shall use commercially reasonable efforts to take such further action as may be reasonably required from time to time to enable the Buyer to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any other exemption from registration. Upon the request of the Buyer, the Company will deliver to the Buyer a written statement as to whether it has complied with such requirements and, if not, the specifics thereof, as well as any such other information as may be reasonably requested to allow the Buyer to sell its Registrable Securities pursuant to Rule 144. In connection with any Transfer of Registrable Securities by the Buyer pursuant to Rule 144 promulgated under the Securities Act, the Company shall cooperate with the Buyer to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the Buyer may reasonably request at least five Business Days prior to any sale of Registrable Securities hereunder or, if practicable, and at the request of the Buyer, have such Registrable Securities delivered electronically via DWAC through the Depository Trust Company.

Section 7. Miscellaneous

7.1   Additional Agreements: Certain Transactions.

(a)   In the event that any Common Shares or other Securities are issued in respect of, or in exchange for, or in substitution of the Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, share dividend, split-up, sale of assets, distribution to stockholders or combination of the shares or any other similar change in the Company’s capital structure, the Company agrees that appropriate adjustments shall be made to this Agreement to ensure that the Buyer has, immediately after consummation of such transaction, substantially the same rights from the Company or another issuer of Securities, as applicable, as it has immediately prior to the consummation of such issuance in respect of the Registrable Securities under this Agreement.

(b)   The Company shall not enter into any agreement with respect to the Company’s Securities that is inconsistent with the rights granted to the Buyer under this Agreement, and no such agreement is currently in effect.

7.2   Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties hereto with respect to the subject matter of this Agreement.

7.3   Transaction Costs. Except as otherwise provided herein, the parties to this Agreement will pay their own costs and expenses (including legal, accounting and other fees) relating to this Agreement.

7.4  Modifications. Any amendment or modification to this Agreement, including this undertaking itself, shall only be valid if effected by an instrument or instruments in writing and shall be effective against each of the parties hereto that has signed such instrument or instruments. The parties agree that they jointly negotiated and prepared this Agreement and that this Agreement will not be construed against any party on the grounds that such party prepared or drafted the same.

7.5   Notices. Notices will be deemed to have been received (a) upon receipt of a registered letter, (b) three Business Days following proper deposit with an internationally recognized express overnight delivery service, or (c) in the case of transmission by email, as of the date so transmitted (or if so transmitted after normal business hours at the place of the recipient, on the Business Day following such transmission):

If to the Company:

Avenue Therapeutics, Inc.
2 Gansevoort Street, 9th Floor
New York, NY 10014
Attn: Dr. Lucy Lu, M.D.
Email: llu@avenuetx.com

With a copy (which shall not constitute notice) to:

Alston & Bird LLP
90 Park Avenue, 12th Floor
New York, NY 10016
Attn: Mark McElreath
Email: mark.mcelreath@alston.com

If to Buyer:

InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788c/o
A.S. Kumar, Esq.
Global General Counsel
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: as.kumar@cipla.com and cosecretary@cipla.com

With a copy (which shall not constitute notice) to:

InvaGen Pharmaceuticals Inc.
Site B, 7 Oser Ave.
Hauppauge, NY 11788
c/o
Nishant Saxena
Global Chief Strategy Officer
Cipla Ltd.
Cipla House, Peninsula Business Park,
Ganapatrao Kadam Marg, Lower Parel West,
Mumbai, Maharashtra 400013, India
Email: nishant.saxena@cipla.com

With a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attn: Kenneth A. Lefkowitz
Email: ken.lefkowitz@hugheshubbard.com

or to such other address as may be hereafter communicated in writing by the parties in a notice given in accordance with this Section 7.5, which address shall then apply to the respective notice provisions of the SPMA and all other Ancillary Agreements.

7.6  Public Announcements. Except as required by Legal Requirements or by the requirements of any stock exchange on which the securities of a party hereto or any of its Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the foregoing without prior notification to the other parties, and the parties to this Agreement will consult with each other and cooperate as to the form, timing and contents of any such press release, public announcement or disclosure.

7.7  Severability.  Each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is found to be unenforceable or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such unenforceability or invalidity, and the parties will negotiate in good faith to modify this Agreement so that the unenforceable or invalid provision is replaced by such valid and enforceable provision which the parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and to achieve the same or a similar economic effect and to give effect to the parties’ original intent.  The remaining provisions of this Agreement will continue to be binding and in full force and effect.

7.8  Assignment.  No party hereto may assign, in whole or in part, or delegate all or any part of its rights, interests or obligations under this Agreement without the prior written consent of the other party.  Any assignment or delegation made without such consent will be void.  Notwithstanding the foregoing, Buyer shall be entitled to (a) assign its rights under this Agreement to any one of its Affiliates, and (b) assign any or all of its rights and obligations under this Agreement (in whole or in part) as collateral security in a financing transaction.

7.9   Governing Law. This Agreement and any claims or causes of action pursuant to it will be governed by and construed in accordance with the laws of the State of Delaware, without regard for its principles of conflict of laws.

7.10 Specific Performance. Each party acknowledges and agrees that the other party would be irreparably damaged if the provisions of this Agreement are not performed in accordance with their terms and that any breach of this Agreement and the non-consummation of the transactions contemplated hereby by either party could not be adequately compensated in all cases by monetary damages alone.  Accordingly, in addition to any remedy to which such other party may be entitled under Section 7.11, provisional measures and injunctive relief necessary to protect the possibility of each party to seek specific performance from the other from the tribunal referred to in Section 7.11 can be sought from any court of competent jurisdiction.  Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

7.11 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the federal courts sitting in the State of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.5 or in such other manner as may be permitted by applicable Legal Requirements, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 7.11; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Legal Requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7.12 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.12.

7.13 Waiver.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition, and no waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

7.14 Counterparts; Facsimile Signature. This Agreement may be executed in one (1) or more counterparts, by original or facsimile (or other such electronically transmitted) signature, each of which will be deemed an original, but all of which will constitute one and the same instrument.  Any party executing this Agreement by facsimile (or other such electronically transmitted) signature shall, upon request from another party hereto, promptly deliver to the requesting party an original counterpart of such signature.

7.15 Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable Legal Requirements.

7.16 Interpretation. (a) The words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “date hereof,” when used in this Agreement, shall refer to the date set forth in the Preamble; (c) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (d) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (e) any references herein to a specific Section or Article shall refer, respectively, to Sections or Articles of this Agreement; (f) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (g) references herein to any gender includes each other gender; (h) the word “or” shall not be exclusive; (i) the headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof; (j) any references herein to any Governmental Authority shall be deemed to also be a reference to any successor Governmental Authority thereto; and (k) the parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

7.17  Survival. This Section 7 shall survive any termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first herein above set forth.

COMPANY:

AVENUE THERAPEUTICS, INC.

By:

Name:

Title

BUYER:

INVAGEN PHARMACEUTICALS INC.

By:

Name:

Title:

[Signature Page to Registration Rights Agreement]